UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

KINETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
219 Terry Ave. N., Suite 300
Seattle, WA		98109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 378-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange
	Symbol(s)	on which registered
Common Stock, par value $0.001 per share	KA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2023, the Board of Directors (the “Board”) of Kineta, Inc. (the “Company”) increased the size of the Board from five to seven members and appointed Scott J. Dylla, Ph.D. and Kimberlee C. Drapkin as directors of the Company, effective July 1, 2023. In addition, the Board has appointed Dr. Dylla to serve as a member of the Compensation Committee of the Board and has appointed Ms. Drapkin to serve as a member of the Audit Committee of the Board and the Compensation Committee of the Board. The Board has determined that Dr. Dylla and Ms. Drapkin are each independent in accordance with the applicable rules of the Nasdaq Stock Market LLC.

Dr. Dylla and Ms. Drapkin will receive cash and equity compensation in accordance with the Company’s Director Compensation Policy for non-employee directors as described under the heading “Non-Employee Director Compensation Policy” in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023, with the cash compensation to be prorated based on Dr. Dylla’s and Ms. Drapkin’s initial appointment date. Dr. Dylla and Ms. Drapkin will each enter into an indemnification agreement with the Company substantially in the form filed as Exhibit 10.29 to the Company’s Registration Statement on Form S-4/A filed with the SEC on October 3, 2022.

There are no arrangements or understandings between either Dr. Dylla or Ms. Drapkin and any other person pursuant to which either of them was appointed as a director of the Company, and there is no family relationship between either Dr. Dylla or Ms. Drapkin and any of the Company’s other directors or executive officers. In addition, Dr. Dylla and Ms. Drapkin do not have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure.

On June 28, 2023, the Company issued a press release announcing the appointment of Dr. Dylla and Ms. Drapkin to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2023

Kineta, Inc.

By:	/s/ Shawn Iadonato
Name:	Shawn Iadonato
Title:	Chief Executive Officer and Director